Exhibit 99.1

Evolent Health Announces Third Quarter 2022 Results

WASHINGTON (November 2, 2022) – Evolent Health, Inc. (NYSE: EVH), a health care company that delivers proven clinical and administrative solutions to payers and providers, today announced financial results for the quarter ended September 30, 2022.

Highlights from the third quarter of 2022 announcement include:

Quarter ended September 30, 2022:

•Revenue of $352.6 million, an increase of $130.1 million, or 58.5%, from the three months ended September 30, 2021.
•Net income attributable to common shareholders of Evolent Health, Inc. of $2.1 million resulting in a net income margin of 0.6%.
•Achieved Adjusted EBITDA of $28.1 million resulting in an Adjusted EBITDA margin of 8.0%.
•Total Lives on Platform of 19.5 million as of September 30, 2022, composed of 2.1 million Evolent Health Services Lives on Platform and 17.4 million Clinical Solutions Lives on Platform.
•Total cases managed during the quarter within surgical management and advanced care planning totaled 12.8 thousand, yielding an average per case revenue of $2.2 thousand.

Also today, Evolent announced the following 3 new operating partnerships:
•New Century Health expands Performance Suite into two new states with Molina Healthcare, anticipated to go live in the first half of 2023. Evolent will provide solutions for both oncology and cardiology in one state and cardiology in the other.
•Evolent Care Partners added a large, multi-specialty group practice in Washington state to its ACO network for the 2023 Medicare Shared Savings Program performance year.
Additional third quarter business development updates:
•The Company announced the addition of Vital Decisions services to an existing New Century Health Technology and Services customer.
•The Company closed the acquisition of IPG and achieved substantial progress integrating the Company into New Century Health during the quarter.

Seth Blackley, Chief Executive Officer, and Co-Founder of Evolent Health stated, “Our third quarter results were strong across organic growth, margin expansion and product innovation. We also achieved another successful quarter of sales momentum, signing three new operating partnerships, bringing our total new partnership announcements to 13 for the year versus our target of 6-8.

Mr. Blackley continued, "In addition, we are seeing sales acceleration of our integrated, value-based specialty proposition with many large health plans around the country. Finally, I’m excited to have promoted Dan McCarthy to President of Evolent, overseeing our specialty business, and I am happy to welcome Kali Beyah as our new Chief People and Brand Officer.”

Financial Results of Evolent Health, Inc.

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss non-GAAP financial measures. Definitions of the non-GAAP financial measures, as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings release. See Financial Statement Presentation and Non-GAAP Financial Measures for more information.

Reported Results

Evolent Health, Inc. reported the following results in accordance with U.S. generally accepted accounting principles (“GAAP”):

•Revenue of $352.6 million and $222.5 million for the three months ended September 30, 2022 and 2021, respectively.
•Cost of revenue of $266.6 million and $163.1 million for the three months ended September 30, 2022 and 2021, respectively.
•Selling, general and administrative expenses of $68.5 million and $51.3 million for the three months ended September 30, 2022 and 2021, respectively.
•Net income (loss) attributable to common shareholders of Evolent Health, Inc. of $2.1 million and $(13.0) million for the three months ended September 30, 2022 and 2021, respectively.
◦Net income (loss) margin of 0.6% and (5.9)% for the three months ended September 30, 2022 and 2021, respectively.
•Income (loss) attributable to common shareholders of Evolent Health, Inc., per basic and diluted share, of $0.02 and $(0.15) for the three months ended September 30, 2022 and 2021, respectively.

Segment Highlights: Clinical Solutions

•Revenue of $245.3 million, up 53.7%, from $159.6 million from the three months ended September 30, 2021.
•Adjusted EBITDA of $16.3 million and $23.9 million for the three months ended September 30, 2022 and 2021, respectively.
◦Adjusted EBITDA margin of 6.6% and 15.0% for the three months ended September 30, 2022 and 2021, respectively.
•Clinical Solutions Lives on Platform in our Performance suite was 2.5 million with a quarterly Clinical Solutions Performance suite Average PMPM of $27.02 and in our New Century Health Technology and Services suite Lives on Platform was 14.9 million with a quarterly New Century Health Technology and Services suite Average PMPM of $0.29 as of September 30, 2022. Clinical Solutions Cases was 12.8 thousand with a quarterly Revenue per Case of $2.2 thousand.

Segment Highlights: Evolent Health Services

•Revenue of $107.3 million, up 70.7%, from $62.9 million from the three months ended September 30, 2021.
•Adjusted EBITDA of $18.5 million and $(3.4) million for the three months ended September 30, 2022 and 2021, respectively.
◦Adjusted EBITDA margin of 17.3% and (5.3)% for the three months ended September 30, 2022 and 2021, respectively.
•Evolent Health Services Lives on Platform was 2.1 million with a quarterly Evolent Health Services Average PMPM of $16.41 as of September 30, 2022.

Total cash and cash equivalents was $156.8 million as of September 30, 2022.

Adjusted Results

•Adjusted cost of revenue of $265.5 million and $162.9 million for the three months ended September 30, 2022 and 2021, respectively.
•Adjusted selling, general and administrative expenses of $59.0 million and $45.8 million for the three months ended September 30, 2022 and 2021, respectively.
•Adjusted EBITDA of $28.1 million and $13.8 million for the three months ended September 30, 2022 and 2021, respectively.
◦Adjusted EBITDA margin of 8.0% and 6.2% for the three months ended September 30, 2022 and 2021, respectively.
•Adjusted income (loss) attributable to common shareholders of $58.9 million and $(2.4) million for the three months ended September 30, 2022 and 2021, respectively.
•Adjusted income (loss) per share attributable to common shareholders of $0.62 and $(0.03) for the three months ended September 30, 2022 and 2021, respectively.

Business Outlook

Fourth Quarter 2022 Guidance

For the three months ending December 31, 2022, revenue is expected to be in the range of approximately $361.0 million to $381.0 million. Adjusted EBITDA is expected to be in the range of approximately $24.0 million to $29.0 million.

Full Year 2022 Guidance

Revenue for the year ending December 31, 2022 is expected to be in the range of approximately $1.33 billion to $1.35 billion. Adjusted EBITDA is expected to be in the range of approximately $98.0 million to $103.0 million.

This "Business Outlook" section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth below in "Forward Looking Statements - Cautionary Language" and Evolent Health, Inc.'s filings with the Securities and Exchange Commission ("SEC").

Additional Outlook Information

Cash deployed for software development is expected to be in the range of $30 million - $35 million for the year ended December 31, 2022.

Web and Conference Call Information

As previously announced, Evolent Health, Inc. will hold a conference call to discuss its third quarter performance this evening, November 2, 2022, at 5:00 p.m., Eastern Time. To listen to a live broadcast via the internet and view the accompanying materials, please visit the Company's Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467 or 412.317.6034 for international callers, and ask to join the "Evolent Health call." Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company's website for one week and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.

About Evolent Health

Evolent Health (NYSE: EVH) delivers proven clinical and administrative solutions that improve whole-person health while making health care simpler and more affordable. Our solutions encompass total cost of care management, specialty care management, and administrative simplification. Evolent serves a national base of leading payers and providers, is the first company to receive the National Committee for Quality Assurance's Population Health Program Accreditation, and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting evolenthealth.com.

Contacts:

Seth Frank
Investor Relations
sfrank@evolenthealth.com

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization Expenses, Adjusted Total Operating Expenses, Adjusted Operating Income (Loss), Adjusted EBITDA, Adjusted Earnings (Loss) Available to Common Shareholders and Adjusted Earnings (Loss) per Share Available to Common Shareholders, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to exclude the impact of stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, acquisition-related costs related to acquisitions and business combinations, securities offerings, discontinued operations, strategy and shareholder advisory services and certain one-time adjustments. Management uses Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses as supplemental performance measures, which are also useful to investors, because they facilitate an understanding of our long-term operational costs while removing the effect of costs that are not expected to reoccur frequently (e.g. acquisition-related costs) and non-cash (e.g. stock-based compensation expenses) in nature. Additionally, these supplemental performance measures facilitate understanding a breakdown of our Adjusted Total Operating Expenses. Adjustments for acquisition-related costs incurred generally represent professional service fees and direct expenses related to acquisitions. Because we do not acquire businesses on a predictable cycle, we do not consider the amount of acquisition-related costs to be a representative component of the day-to-day operating performance of our business.

Adjusted Depreciation and Amortization Expenses is defined as depreciation and amortization expenses adjusted to exclude the impact of amortization expenses related to intangible assets acquired through asset acquisitions and business combinations. Management uses Adjusted Depreciation and Amortization Expenses as a supplemental performance measure because it reflects a complete view of the operational results. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Total Operating Expenses is defined as the sum of Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses and Adjusted Depreciation and Amortization Expenses, and reflects the adjustments made in those non-GAAP measures. Adjusted Total Operating Expenses is further adjusted to exclude the impact of (gain) loss on disposal of assets and items arising from acquisitions and business combinations, such as changes in fair value of contingent consideration.

Adjusted Operating Income (Loss) is defined as Adjusted Revenue less Adjusted Total Operating Expenses, and reflects the adjustments made in those non-GAAP measures. Management uses Adjusted Total Operating Expenses and Adjusted Operating Income (Loss) because the removal of acquisition costs, non-recurring or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance, and believes these measures are useful to investors because they give investors insight into our core operating performance.

Adjusted EBITDA is defined as net income (loss) attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, provision (benefit) for income taxes, depreciation and amortization expenses, adjusted to exclude gain on transfer of membership, loss on extinguishment/repayment of debt, net, gain from equity method investees, changes in fair value of contingent consideration, change in the tax receivable agreement liability, other income (expense), net, repositioning costs, stock-based compensation expense, severance costs, amortization of contract cost assets, strategy and shareholder advisory services, acquisition-related costs and gain (loss) from discontinued operations.

Management uses Adjusted EBITDA as a supplemental performance measure because the removal of acquisition-related costs, one-time or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted EBITDA Margin is as defined Adjusted EBITDA divided by Revenue. Management uses Adjusted EBITDA margin as a supplemental performance measure because it allows the investor to understand operational performance compared to revenues over time. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted Earnings (Loss) Available to Common Shareholders is defined as net income (loss) attributable to common shareholders of Evolent Health, Inc. adjusted to exclude gain from equity method investees, other income (expense), net, gain on transfer of membership, loss on extinguishment of debt, net, loss on repayment of debt, changes in fair value of contingent consideration, change in tax receivable agreement liability, purchase accounting adjustments, repositioning costs, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, gain (loss) from discontinued operations, strategy and shareholder advisory services and acquisition-related costs.

Adjusted Earnings (Loss) per Share Available to Common Shareholders is defined as Adjusted Earnings (Loss) Available to Common Shareholders divided by Weighted-Average Common Shares, and reflects the adjustments made in those non-GAAP measures.
Management uses Adjusted Earnings (Loss) Available to Common Shareholders and Adjusted Earnings (Loss) per Share Available to Common Shareholders because excluding non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that these measures are also useful to investors for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Lives on Platform and Per Member Per Month (“PMPM”) Fee

Total Lives on Platform are calculated by summing our Evolent Health Services Lives on Platform and our Clinical Solutions Lives on Platform. Evolent Health Services Lives on Platform are calculated by summing members on our value-based care and comprehensive health plan administrative platform. Clinical Solutions Lives on Platform are calculated by summing the Clinical Solutions Lives on Platform in our Performance suite and New Century Health Technology and Services suite Lives on Platform. Clinical Solutions Lives on Platform in our Performance suite are calculated by summing members covered for oncology specialty care services and members covered for cardiology specialty care services for contracts not under ASO arrangements. New Century Health Technology and Services suite Lives on Platform are calculated by summing members covered for oncology specialty care services, members covered for cardiology specialty care services and members covered for advance care planning services for contracts under ASO arrangements. Members covered for more than one category are counted in each category. Clinical Solutions Cases are calculated by summing the number of individuals receiving services through our IPG and Vital Decisions programs in a given period.

Evolent Health Services average per member per month (“PMPM”) fee is defined as platform and operations revenue pertaining to the Evolent Health Services segment during the period reported divided by the average of the beginning and ending Evolent Health Services segment membership during the period reported divided by the number of months in the period. Clinical Solutions Performance suite Average PMPM fee is defined as platform and operations services revenue pertaining to our Clinical Solutions Performance suite during the period reported divided by the average of the beginning and ending Clinical Solutions Performance suite membership during the period reported divided by the number of months in the period. New Century Health Technology and Services suite Average PMPM fee is defined as platform and operations revenue pertaining to the New Century Health Technology and Services suite during the period reported divided by the average of the beginning and ending New Century Health Technology and Services suite membership during the period reported divided by the number of months in the period. Clinical Solutions Revenue per Case is calculated by the revenue pertaining to IPG and Vital Decisions divided by the number of cases for a given period.

Management uses lives on platform, PMPM fees, cases and revenue per case because we believe that they provide insight into the unit economics of our services. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance.

Evolent Health, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited, in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$352,585	$222,471	$969,581	$659,599
Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below)	266,617	163,126	736,061	493,071
Selling, general and administrative expenses	68,521	51,292	186,408	152,582
Depreciation and amortization expenses	17,196	14,859	47,414	44,962
Change in fair value of contingent consideration	(12,700)	(225)	(5,822)	(819)
Total operating expenses	339,634	229,052	964,061	689,796
Operating income (loss)	12,951	(6,581)	5,520	(30,197)
Interest income	425	120	765	311
Interest expense	(4,754)	(6,367)	(9,143)	(18,978)
Gain from equity method investees	1,392	63	3,940	12,725
Gain on transfer of membership	—	—	—	22,969
Loss on extinguishment/repayment of debt, net	(10,192)	—	(10,192)	(19,158)
Change in tax receivable agreement liability	(42,870)	—	(42,870)	—
Other income (expense), net	(345)	(41)	130	(73)
Loss from continuing operations before income taxes	(43,393)	(12,806)	(51,850)	(32,401)
Provision for (benefit from) income taxes	(45,516)	234	(44,498)	936
Income (loss) from continuing operations	2,123	(13,040)	(7,352)	(33,337)
Income (loss) from discontinued operations, net of tax (1)	—	—	(463)	1,383
Net income (loss) attributable to common shareholders of Evolent Health, Inc.	$2,123	$(13,040)	$(7,815)	$(31,954)

Income (loss) per common share
Basic:
Continuing operations	$0.02	$(0.15)	$(0.08)	$(0.39)
Discontinued operations	—	—	(0.01)	0.02
Basic income (loss) per share attributable to common shareholders of Evolent Health, Inc.	$0.02	$(0.15)	$(0.09)	$(0.37)
Diluted:
Continuing operations	$0.02	$(0.15)	$(0.08)	$(0.39)
Discontinued operations	—	—	(0.01)	0.02
Diluted income (loss) per share attributable to common shareholders of Evolent Health, Inc.	$0.02	$(0.15)	$(0.09)	$(0.37)

Weighted-average common shares outstanding
Basic	95,286	85,800	91,643	85,306
Diluted	99,308	85,800	91,643	85,306

Comprehensive income (loss)
Net income (loss)	$2,123	$(13,040)	$(7,815)	$(31,954)
Other comprehensive income (loss), net of taxes, related to:
Foreign currency translation adjustment	(262)	4	(682)	(85)
Total comprehensive income (loss) attributable to common shareholders of Evolent Health, Inc.	$1,861	$(13,036)	$(8,497)	$(32,039)
————————
(1)Includes $(0.5) million loss on disposal for the nine months ended September 30, 2022 and $1.9 million gain on disposal of discontinued operations for the nine months ended September 30, 2021, respectively.

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 30, 2022	December 31, 2021
Cash and cash equivalents	$156,756	$266,280
Restricted cash and restricted investments	38,062	88,662
Total current assets	393,774	523,960
Intangible assets, net	451,398	279,784
Goodwill	722,790	426,297
Total assets	1,759,182	1,419,458

Accounts payable	61,863	96,084
Accrued liabilities	132,238	107,241
Long-term debt, net of discount	412,444	215,676
Total liabilities	903,044	725,825

Total shareholders' equity	856,138	693,633
Total liabilities and shareholders' equity	1,759,182	1,419,458

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	For the Nine Months Ended September 30,
	2022	2021
Net cash and restricted cash used in continuing operations
Net cash and restricted cash used in operating activities	$(47,248)	$(27,909)
Net cash and restricted cash provided by (used in) investing activities	(254,659)	38,582
Net cash and restricted cash provided by (used in) financing activities	142,395	(90,446)
Effect of exchange rate on cash and cash equivalents and restricted cash	(612)	(53)
Net decrease in cash and cash equivalents and restricted cash	(160,124)	(79,826)
Cash and cash equivalents and restricted cash as of beginning-of-period (1)	354,942	361,581
Cash and cash equivalents and restricted cash as of end-of-period (1)	$194,818	$281,755

Net cash and restricted cash provided by (used in) discontinued operations
Cash flows provided by operating activities	$—	$5,002
Cash flows used in investing activities	—	(2,494)
————————
(1)As a result of the closing of the sale of True Health during the first quarter of 2021, the consolidated statement of operations and related financial information reflect the Company’s operations and assets and liabilities of True Health as discontinued operations. Cash flows and comprehensive income have not been adjusted and are included in the consolidated statements of cash flows and consolidated statements of comprehensive income (loss) for the nine months ended September 30, 2021.

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(in thousands, unaudited)

	For the Three Months Ended September 30, 2022			For the Three Months Ended September 30, 2021			Evolent Health, Inc. as Reported		Evolent Health, Inc. as Adjusted
	Evolent		Evolent	Evolent		Evolent
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue	$352,585	$—	$352,585	$222,471	$—	$222,471	$130,114	58.5%	$130,114	58.5%
Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below) (1)	266,617	(1,124)	265,493	163,126	(222)	162,904	103,491	63.4%	102,589	63.0%
Selling, general and administrative expenses (2)	68,521	(9,485)	59,036	51,292	(5,464)	45,828	17,229	33.6%	13,208	28.8%
Depreciation and amortization expenses (3)	17,196	(6,840)	10,356	14,859	(5,147)	9,712	2,337	15.7%	644	6.6%
Change in fair value of contingent consideration	(12,700)	12,700	—	(225)	225	—	(12,475)	(5,544.4)%	—	—%
Total operating expenses	339,634	(4,749)	334,885	229,052	(10,608)	218,444	110,582	48.3%	116,441	53.3%
Operating income (loss)	$12,951	$4,749	$17,700	$(6,581)	$10,608	$4,027	$19,532	296.8%	$13,673	339.5%

Total operating expenses as a percentage of total revenue	96.3%		95.0%	103.0%		98.2%
————
(1)Adjustments to cost of revenue include $1.0 million and $0.1 million in stock-based compensation expense for the three months ended September 30, 2022 and 2021, respectively, and $0.1 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment for the three months ended September 30, 2021.
(2)Adjustments to selling, general and administrative expenses include $6.0 million and $4.3 million in stock-based compensation expense and $2.6 million and $1.2 million of acquisition-related costs resulting from acquisitions and business combinations for the three months ended September 30, 2022 and 2021, respectively. Adjustments for the three months ended September 30, 2022 include $0.9 million of severance costs.
(3)Adjustments to depreciation and amortization expenses of approximately $6.8 million and $5.1 million for the three months ended September 30, 2022 and 2021, respectively, relate to amortization of intangible assets acquired via asset acquisitions and business combinations.

	For the Nine Months Ended September 30, 2022			For the Nine Months Ended September 30, 2021			Evolent Health, Inc. as Reported		Evolent Health, Inc. as Adjusted
	Evolent		Evolent	Evolent		Evolent
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue	$969,581	$—	$969,581	$659,599	$—	$659,599	$309,982	47.0%	$309,982	47.0%
Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below) (1)	736,061	(3,503)	732,558	493,071	(1,884)	491,187	242,990	49.3%	241,371	49.1%
Selling, general and administrative expenses (2)	186,408	(23,433)	162,975	152,582	(26,160)	126,422	33,826	22.2%	36,553	28.9%
Depreciation and amortization expenses (3)	47,414	(15,971)	31,443	44,962	(16,990)	27,972	2,452	5.5%	3,471	12.4%
Change in fair value of contingent consideration	(5,822)	5,822	—	(819)	819	—	(5,003)	(610.9)%	—	—%
Total operating expenses	964,061	(37,085)	926,976	689,796	(44,215)	645,581	274,265	39.8%	281,395	43.6%
Operating income (loss)	$5,520	$37,085	$42,605	$(30,197)	$44,215	$14,018	$35,717	118.3%	$28,587	203.9%

Total operating expenses as a percentage of total revenue	99.4%		95.6%	104.6%		97.9%
————
(1)Adjustments to cost of revenue include $3.0 million and $1.6 million in stock-based compensation expense, $0.5 million and $0.3 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment for the nine months ended September 30, 2022 and 2021, respectively.
(2)Adjustments to selling, general and administrative expenses include $16.4 million and $10.1 million in stock-based compensation expense and $7.1 million and $3.3 million of acquisition-related costs resulting from acquisitions and business combinations for the nine months ended September 30, 2022 and 2021, respectively. Adjustments for the nine months ended September 30, 2021 include $6.0 million of repositioning costs and $6.5 million of strategy and shareholder advisory expenses.
(3)Adjustments to depreciation and amortization expenses of approximately $16.0 million and $17.0 million for the nine months ended September 30, 2022 and 2021, respectively, relate to amortization of intangible assets acquired via asset acquisitions and business combinations.

Evolent Health, Inc.
Segment Results
(in thousands, unaudited)

	Evolent Health Services	Clinical Solutions	Intersegment Eliminations	Subtotal	Corporate (1)	Consolidated Total
Revenue
For the Three Months Ended September 30, 2022
Total revenue	$107,033	$245,257	$295	$352,585	$—	$352,585

For the Three Months Ended September 30, 2021
Total revenue	$63,315	$159,614	$(458)	$222,471	$—	$222,471

	Evolent Health Services	Clinical Solutions	Subtotal	Corporate (1)	Consolidated Total
For the Three Months Ended September 30, 2022
Adjusted EBITDA	$18,507	$16,303	$34,810	$(6,755)	$28,055

For the Three Months Ended September 30, 2021
Adjusted EBITDA	$(3,353)	$23,883	$20,530	$(6,765)	$13,765

	Evolent Health Services	Clinical Solutions	Intersegment Eliminations	Subtotal	Corporate (1)	Consolidated Total
Revenue
For the Nine Months Ended September 30, 2022
Total revenue	$307,147	$663,060	$(626)	$969,581	$—	$969,581

For the Nine Months Ended September 30, 2021
Total revenue	$223,924	$437,031	$(1,356)	$659,599	$—	$659,599

	Evolent Health Services	Clinical Solutions	Subtotal	Corporate (1)	Consolidated Total
For the Nine Months Ended September 30, 2022
Adjusted EBITDA	$41,854	$51,988	$93,842	$(19,793)	$74,049

For the Nine Months Ended September 30, 2021
Adjusted EBITDA	$9,120	$53,456	$62,576	$(20,558)	$42,018
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(1)Corporate includes various finance, human resources, legal, executive and other corporate infrastructure expenses.

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Common Shareholders of Evolent Health, Inc.
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss) attributable to common shareholders of Evolent Health, Inc.	$2,123	$(13,040)	$(7,815)	$(31,954)
Less:
Interest income	425	120	765	311
Interest expense	(4,754)	(6,367)	(9,143)	(18,978)
Benefit from (provision for) income taxes	45,516	(234)	44,498	(936)
Change in tax receivable agreement liability	(42,870)	—	(42,870)	—
Depreciation and amortization expenses	(17,196)	(14,859)	(47,414)	(44,962)
Gain on transfer of membership	—	—	—	22,969
Loss on extinguishment/repayment of debt, net	(10,192)	—	(10,192)	(19,158)
Gain from equity method investees	1,392	63	3,940	12,725
Change in fair value of contingent consideration	12,700	225	5,822	819
Other income (expense), net	(345)	(41)	130	(73)
Repositioning costs	—	—	—	(6,043)
Stock-based compensation expense	(6,992)	(4,395)	(19,350)	(11,754)
Severance costs	(996)	—	(1,035)	(52)
Amortization of contract cost assets	(25)	(110)	(79)	(433)
Strategy and shareholder advisory expenses	—	—	—	(6,513)
Acquisition costs	(2,595)	(1,207)	(6,473)	(3,277)
Gain (loss) from discontinued operations (1)	—	—	(463)	1,383
Adjusted EBITDA	$28,055	$13,765	$74,049	$42,018
————————
(1)Includes $(0.5) million loss on disposal of discontinued operations for the nine months ended September 30, 2022 and $1.9 million gain on disposal of discontinued operations for the nine months ended September 30, 2021, respectively.

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Common Shareholders of Evolent Health, Inc.
(in thousands, except per share data)
(unaudited)

	Evolent Health Services		Clinical		Corporate
	For the Three Months Ended September 30,		For the Three Months Ended September 30,		For the Three Months Ended September 30,
	2022	2021	2022	2021	2022	2021
Net income (loss) attributable to common shareholders of Evolent Health, Inc.	$5,107	$(14,225)	$6,701	$18,914	$(9,685)	$(17,729)
Net income (loss) margin	4.8%	(22.5)%	2.7%	11.8%

Less:
Interest income	—	—	—	—	425	120
Interest expense	—	—	—	—	(4,754)	(6,367)
Benefit from (provision for) income taxes	—	—	—	—	45,516	(234)
Change in fair value of contingent consideration	—	—	—	—	12,700	225
Depreciation and amortization expenses	(11,160)	(10,605)	(6,036)	(4,254)	—	—
Gain from equity method investees	—	—	—	—	1,392	63
Loss on extinguishment of debt	—	—	—	—	(10,192)	—
Change in tax receivable agreement liability	—	—	—	—	(42,870)	—
Other income (expense), net	—	—	—	—	(345)	(41)
Stock-based compensation expense	(1,280)	(157)	(2,623)	(715)	(3,089)	(3,523)
Severance costs	(946)	—	—	—	(50)	—
Amortization of contract cost assets	(14)	(110)	—	—	(11)	—
Acquisition-related costs	—	—	(943)	—	(1,652)	(1,207)
Loss from discontinued operations	—	—	—	—	—	—
Adjusted EBITDA	$18,507	$(3,353)	$16,303	$23,883	$(6,755)	$(6,765)

Adjusted EBITDA margin	17.2%	(5.3)%	6.6%	15.0%

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Common Shareholders of Evolent Health, Inc.
(in thousands, except per share data)
(unaudited)

	Evolent Health Services		Clinical		Corporate
	For the Nine Months Ended September 30,		For the Nine Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021	2022	2021
Net income (loss) attributable to common shareholders of Evolent Health, Inc.	$9,107	$(12,895)	$21,034	$21,586	$(37,955)	$(27,605)
Net income (loss) margin	3.0%	(8.1)%	3.2%	7.8%

Less:
Interest income	—	—	—	—	765	191
Interest expense	—	—	—	—	(9,143)	(12,611)
Provision for income taxes	—	—	—	—	44,498	(702)
Depreciation and amortization expenses	(28,350)	(23,811)	(19,064)	(6,292)	—	—
Gain from equity method investees	—	—	—	—	3,940	12,662
Gain on transfer of membership	—	—	—	—	—	22,969
Change in fair value of contingent consideration	—	—	—	—	5,822	594
Change in tax receivable agreement liability	—	—	—	—	(42,870)	—
Other income (expense), net	—	—	—	—	130	(32)
Loss on extinguishment/repayment of debt	—	—	—	—	(10,192)	(19,158)
Repositioning costs	—	—	—	—	—	(6,043)
Stock-based compensation expense	(3,404)	(1,234)	(7,072)	(1,695)	(8,874)	(4,430)
Severance costs	(946)	—	—	—	(89)	(52)
Amortization of contract cost assets	(47)	(323)	—	—	(31)	—
Strategy and shareholder advisory expenses	—	—	—	—	—	(6,513)
Acquisition-related costs	—	—	(4,821)	—	(1,652)	(2,070)
Gain (loss) from discontinued operations	—	—	—	—	(463)	1,383
Adjusted EBITDA	$41,854	$12,473	$51,991	$29,573	$(19,796)	$(13,793)

Adjusted EBITDA margin	13.7%	7.8%	7.8%	10.7%

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) Available to Common
Shareholders to Net Income (Loss) Attributable to Common Shareholders
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net Income (Loss) Attributable to Common Shareholders of Evolent Health, Inc. (a)	$2,123	$(13,040)	$(7,815)	$(31,954)
Less:
Gain from equity method investees	1,392	63	3,940	12,725
Other income (expense), net	(345)	(41)	130	(73)
Gain on transfer of membership	—	—	—	22,969
Loss on extinguishment/repayment of debt, net	(10,192)	—	(10,192)	(19,158)
Change in fair value of contingent consideration	12,700	225	5,822	819
Change in tax receivable agreement liability	(42,870)	—	(42,870)	—
Purchase accounting adjustments	(6,840)	(5,147)	(15,971)	(16,990)
Repositioning costs	—	—	—	(6,043)
Stock-based compensation expense	(6,992)	(4,395)	(19,350)	(11,754)
Severance costs	(996)	—	(1,035)	(52)
Amortization of contract cost assets	(25)	(110)	(79)	(433)
Gain (loss) from discontinued operations (1)	—	—	(463)	1,383
Strategy and shareholder advisory expenses	—	—	—	(6,513)
Acquisition-related costs	(2,595)	(1,207)	(6,473)	(3,277)
Adjusted Income (Loss) Attributable to Common Shareholders (b)	$58,861	$(2,428)	$78,726	$(5,557)

Income (Loss) per Share Attributable to Common Shareholders (a)(2)
Basic	$0.02	$(0.15)	$(0.09)	$(0.37)
Diluted	$0.02	$(0.15)	$(0.09)	$(0.37)

Adjusted Income (Loss) per Share Available to Common Shareholders (b) (2)
Basic	$0.62	$(0.03)	$0.86	$(0.07)
Diluted	$0.59	$(0.03)	$0.86	$(0.07)

Weighted-average common shares(2)
Basic	95,286	85,800	91,643	85,306
Diluted	99,308	85,800	91,643	85,306
————————
(1)Includes $(0.5) million loss on disposal of discontinued operations for the nine months ended September 30, 2022 and $1.9 million gain on disposal of discontinued operations for the nine months ended September 30, 2021, respectively.
(2)For periods of net loss, shares used in both the basic and diluted earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.

Evolent Health, Inc.
Guidance Reconciliation
(in thousands, unaudited)

	For the Three Months Ended December 31, 2022	For the Year Ended December 31, 2022
Net loss attributable to common shareholders of Evolent Health, Inc.	$(4,523)	$(13,275)
Less:
Interest income	250	1,014
Interest expense	(6,000)	(15,143)
Income tax benefit	—	44,498
Change in tax receivable agreement liability	—	(42,870)
Depreciation and amortization expenses	(17,200)	(64,614)
Gain from equity method investees	—	3,940
Loss on extinguishment/repayment of debt, net	—	(10,192)
Other income (expense), net	—	130
Change in contingent consideration	—	5,822
Stock-based compensation expense	(7,000)	(26,351)
Severance costs	—	(1,035)
Amortization of contract cost assets	(25)	(104)
Acquisition-related costs	(1,000)	(8,407)
Discontinued operations	—	(463)
Adjusted EBITDA	$26,452	$100,500

The guidance reconciliation provided above reconciles the midpoint of the respective guidance ranges to the most comparable GAAP measure.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this report and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to our ability to grow our impact significantly throughout this year and beyond, future actions, trends in our businesses, prospective services, new partner additions/expansions, our guidance and business outlook and future performance or financial results, and the closing of pending transactions and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•the significant portion of revenue we derive from our largest partners, and the potential loss, non-renewal, termination or renegotiation of our relationship or contract with any significant partner, or multiple partners in the aggregate;
•evolution in the market for value-based care;
•uncertainty in the health care regulatory framework, including the potential impact of policy changes;
•our ability to offer new and innovative products and services;
•risks related to completed and future acquisitions, investments, alliances and joint ventures, including our acquisitions of Vital Decisions and the Implantable Provider Group, Inc., which could divert management resources, result in unanticipated costs or dilute our stockholders;
•the financial benefits we expect to receive as a result of the sale of certain assets of Passport may not be realized;
•the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control, including governmental funding reductions and other policy changes, enrollment numbers for our partners’ plans, premium pricing reductions, selection bias in at-risk membership and the ability to control and, if necessary, reduce health care costs;
•risks relating to our ability to maintain profitability for our total cost of care and New Century Health’s performance-based contracts and products, including capitation and risk-bearing contracts;
•our ability to effectively manage our growth and maintain an efficient cost structure, and to successfully implement cost cutting measures;
•changes in general economic conditions nationally and regionally in our markets, including inflation and economic and business conditions and the impact thereof on the economy resulting from the COVID-19 pandemic and other public health emergencies;
•our ability to recover the significant upfront costs in our partner relationships;
•our ability to attract new partners and successfully capture new growth opportunities;
•the increasing number of risk-sharing arrangements we enter into with our partners;
•our ability to estimate the size of our target markets;
•our ability to maintain and enhance our reputation and brand recognition;
•consolidation in the health care industry;
•competition which could limit our ability to maintain or expand market share within our industry;
•risks related to governmental payer audits and actions, including whistleblower claims;
•our ability to partner with providers due to exclusivity provisions in our contracts;
•risks related to our offshore operations;
•our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements;
•our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;
•the impact of additional goodwill and intangible asset impairments on our results of operations;
•our indebtedness, our ability to service our indebtedness, and our ability to obtain additional financing;
•our ability to achieve profitability in the future;
•the impact of litigation, including the ongoing class action lawsuit;

•material weaknesses in the future may impact our ability to conclude that our internal control over financial reporting is not effective and we may be unable to produce timely and accurate financial statements;
•restrictions and penalties as a result of privacy and data protection laws;
•data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;
•restrictions and penalties as a result of privacy and data protection laws;
•adequate protection of our intellectual property, including trademarks;
•any alleged infringement, misappropriation or violation of third-party proprietary rights;
•our use of “open source” software;
•our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;
•our reliance on third parties and licensed technologies;
•our ability to use, disclose, de-identify or license data and to integrate third-party technologies;
•our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our partners;
•our reliance on third-party vendors to host and maintain our technology platform;
•our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;
•our ability to utilize benefits under the tax receivables agreement described herein;
•our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;
•the terms of agreements between us and certain of our pre-IPO investors;
•the conditional conversion features of the 2024 and 2025 convertible notes, which, if triggered, could require us to settle the 2024 or 2025 convertible notes in cash;
•the potential volatility of our Class A common stock price;
•the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale;
•provisions in our second amended and restated certificate of incorporation and third amended and restated by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;
•the ability of certain of our investors to compete with us without restrictions;
•provisions in our second amended and restated certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees; and
•our intention not to pay cash dividends on our Class A common stock.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Annual Report on Form 10-K for the year ended December 31, 2021 (the "2021 Form 10-K") and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.
Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this report.